For Immediate Release
Pricester.com to Offer VOIP Service

Hollywood, FL [May 10, 2007] - Pricester.com, Inc. (PRCC), which operates an innovative Internet shopping portal and provides cost-effective website development services, has announced that it will be offering VoIP services as a complement to its website and Internet marketing services.

Pricester targets the small business and entrepreneurial sectors, where there is always a demand for savings on services such as long distance phone charges. CEO Ed Dillon commented, "We're in the technology business, creating ways for our clients to make money and save money by using the tools that are available and that we can bring to them.
We're already working with the small business sector on computer-related services, so VoIP is a good fit with what we're currently providing".

Initially, Pricester will be private labeling its VoIP service and associated products from VIVOphone, an established and respected VoIP provider headquartered in Miami, Florida.

Pricester recently announced the opening of its first international office, headquartered in Canada, and the development of Copia World, an online international shopping mall. Dillon continued, "One of the biggest advantages of VoIP technology is the enormous savings on international calls. More and more companies are selling over the internet and servicing customers on a global basis. Along with email, a substantial amount of communication still requires voice. VoIP is fast becoming an essential cost-saving ingredient for that type of communication in today's global economy".

About Pricester.Com
Pricester.Com is an e-commerce company currently operating a website that enables any business to establish a fully functional online retail presence. The company's website, http://www.Pricester.com , is an Internet marketplace which allows vendors to host their website with product and service listings and allows consumers to search for those same listed products and services.
The Pricester.Com logo is available at
http://www.primezone.com/newsroom/prs/?pkgid=2804

Forward Looking Statements
Except for historical matters contained herein, the matters discussed in this release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these statements reflect numerous assumptions and involve risks and uncertainties that may affect Pricester.com, Inc., its business and prospects, and cause actual results to differ materially from these statements. Among these factors are Pricester.com, Inc.'s operations; competition; barriers to entry; reliance on strategic relationships; rapid technological changes; inability to complete transactions on favorable terms; the schedule and sell-through for websites; consumer demand for websites; the timing of the introduction of new generation competitive ecommerce systems, pricing changes by key vendors for hardware and software, the timing of any such changes, and the adequacy of supplies of new software product. In light of the risks and uncertainties inherent in these forward-looking statements, they should not be regarded as a representation by Pricester.com, Inc. or any other person that the projected results, objectives or plans will be achieved. Pricester.com, Inc. undertakes no obligation to revise or update the forward-looking statements to reflect events or circumstances after the date hereof.

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CONTACT:   Pricester.com, Inc.
          Investor Relations
          Ed Dillon
          (954) 272-1200
          edillon@pricester.com     Pricester to Soar Over Super Bowl
CrowdPrime Zone (Thu, Feb 1 - 10:00am EST)Pricester.com Wins Award from Chamber of CommercePrime Zone (Thu, Jan 18 - 11:12am EST)PRICESTER.COM, INC. Files SEC form 10QSB, Quarterly Report - EDGAR Online (Wed, Oct 25
- 6:06am EST)
PRICESTER.COM, INC. Files SEC form 10QSB, Quarterly Report - EDGAR Online (Wed, Aug 2 - 6:09am EST)
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